SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                    ----------------------------------

                               FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


                            October 10, 1996
                   -----------------------------------
                             Date of report
                    (Date of earliest event reported)

                            OLIN CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Virginia                    1-1070                 13-1872319
    ---------------             ------------           ----------------
    (State or other             (Commission            (I.R.S. Employer
    jurisdiction of             File Number)            Identification
     organization)                                         Number)

              501 Merritt 7, Norwalk, CT                    06851
              -----------------------------------------------------
              (Address of principal executive offices)   (Zip code)

                              (203) 750-3000
                        ----------------------------
                         (Registrant's telephone
                        number, including area code)


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                   INFORMATION TO BE INCLUDED IN THE REPORT.

Item 5.  Other Events.

     The press release dated October 10, 1996, attached hereto as Exhibit 99, is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

     (c)  Exhibits.

	 99.  Press release dated October 10, 1996.


                             SIGNATURES

    	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      OLIN CORPORATION

                                      By:  Johnnie M. Jackson, Jr.
                                           -----------------------
                                           Johnnie M. Jackson, Jr.
                                           Title:  Vice President,
                                             General Counsel and
                                             Secretary

Date:  October 10, 1996

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                             Exhibit Index

   Exhibit No.                  Exhibit                 Page No.
   -----------                  -------                 --------
       99        Press release dated October 10, 1996.     4

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Exhibit 99
Press Release dated October 10, 1996

                                     Press Contact:  William B. McDaniel
                                                     (203) 750-2619

                                  Investor Contact:  Richard E. Koch
                                                     (203) 750-3254


                                               	     FOR IMMEDIATE RELEASE

           Olin Corporation Announces Strategic Initiatives

           Company To Spin Off Ordnance, Aerospace Divisions;
                    Sell Isocyanates Businesses;
         Seek Buyer for Polyol, Glycol, Surfactants Businesses;
                 Repurchase Shares and Split Stock


     NORWALK, CT, October 10, 1996 -- Olin Corporation (NYSE:OLN) today announced a series of strategic initiatives designed to create a stronger, more focused company and generate shareholder value. These initiatives include:

     Olin will spin off its Ordnance and Aerospace divisions to shareholders as an independent company, Primex Technologies, Inc.;

     Olin will sell its isocyanates (TDI and ADI) businesses at Lake Charles, LA, to ARCO Chemical Company (NYSE:RCM) for $565 million in cash;

     Olin will seek a buyer for its polyol, glycol and surfactants businesses at its Doe Run facility at Brandenburg, KY;

     Olin will use a portion of the divestiture proceeds to repurchase up to 10 percent of its common stock; and

     Olin will split its common stock 2 for 1.

     "When all the initiatives announced today are completed, Olin will be a much stronger company," said Donald W. Griffin, chairman, president and chief executive officer. "We will be more tightly focused on the growth of businesses that meet our criteria of market leadership, sustainable competitive advantage and positive EVA contribution. We will be a smaller company, with improved profit margins. We will have a stronger balance sheet, and will be less vulnerable to business cycles. We will be, moreover, better positioned to achieve our goals of increasing shareholder value while doubling our 1995 earnings per share by the year 2000.

     "This management team committed itself last year to the meaningful creation of value for shareholders," said Griffin. "We adopted Economic Value Added as our central management decision-making tool, and applied that tool to the strategic review of our businesses. These actions are the result of that review.

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     "Our ordnance and aerospace businesses fit with each other, but not with the rest of our company; both Olin and Primex will function better, and appeal more to investors, as independent entities," Griffin added. "Our isocyanates businesses are strong, but they are worth more strategically to ARCO than to Olin. Our polyol, glycol and surfactants businesses aren't core businesses to Olin, and they're unlikely to meet our performance criteria under our ownership, but we believe they'll perform well for the right strategic buyer.

     "We expect that these divestitures, Lake Charles and Doe Run together, will generate net cash proceeds in the $400 million range and an after tax gain approximating $150 million. We believe a share repurchase is the best way to deliver value to our shareholders while we pursue in a disciplined manner investment opportunities related to our core businesses that will generate returns in excess of our cost of capital," said Griffin.


     Ordnance and Aerospace divisions to be spun off as Primex Technologies

     Olin had previously announced that it was considering the spin-off of its Ordnance and Aerospace divisions to its shareholders. The Olin board of directors has now approved management's plan to create a new, independent, publicly traded company, to be named Primex Technologies, Inc.

     The Ordnance and Aerospace divisions together employ approximately 2,600 people and had total sales in 1995 of approximately $500 million. James G. Hascall, an Olin executive vice president whose current operating responsibilities include the two divisions, will become chairman and chief executive officer of Primex, and Angelo A. Catani, currently president of the Ordnance division, will become vice chairman. Primex will be headquartered in St. Petersburg, FL. Olin's Winchester division will not be part of the spin-off.

     Each Olin shareholder will receive one Primex share for every ten post-split shares of Olin (equivalent to one Primex share for each five current Olin shares). The transaction is expected to be completed around the end of this year.


        	Primex dividend effectively raises dividend to Olin shareholders

     Olin expects that Primex will have approximately 5 million shares outstanding and initially will pay an annual dividend of $3 million, or 60 cents per share. Since there will be no reduction in Olin's dividend due to the spin-off, this is equivalent to a dividend increase of 5% for those who retain Primex and Olin shares.


        	       Isocyanates business will be sold to ARCO Chemical

     The boards of directors of Olin and Newtown Square, PA-based ARCO Chemical have approved the sale of Olin's isocyanates (TDI and ADI) businesses to ARCO Chemical for $565 million in cash. As part of the transaction, ARCO Chemical will acquire Olin's TDI and ADI facilities at Lake Charles, LA; Olin will retain its hydrazine business at Lake Charles. The TDI and ADI businesses had sales of approximately $260 million for the 12 months ended December 31, 1995, and approximately $160 million for the six months ended June 30, 1996. The isocyanates businesses account for most of the approximately 550 people employed at Lake Charles.

     The transaction is subject to normal regulatory approvals, among other things, and is expected to close at the end of this year or early in 1997.

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       	      Polyol, glycol and surfactants businesses to be sold

     Olin announced that it will offer for sale its polyol, glycol and surfactants businesses, including production and related facilities located at its Doe Run facility at Brandenburg, KY. These businesses, which employ approximately 450 people, generated sales of approximately $185 million for the 12 months ended December 31, 1995, and sales of approximately $95 million for the six months ended June 30, 1996. Olin has retained Goldman Sachs & Co. to assist in the transaction, which is expected to be completed in 1997.


              	 Transaction proceeds to fund share repurchases

     The Olin board of directors authorized the use of a portion of the proceeds from these divestitures to purchase up to 10 percent of the company's common stock. Shares will be purchased from time to time in the open market as market conditions warrant.


                         Two for one stock split

     The Olin board also approved a 2 for 1 split of the company's common stock on or about October 30, 1996, to shareholders of record on October 21, 1996.


                                Outlook

     "We are committed to maximizing our returns to Olin shareholders," said Griffin. "Over the past five years, our total return to shareholders has grown at a compound annual rate of nearly 20 percent. We reported record earnings per share for the first half of 1996, and we believe we're on track for a record-breaking year. The actions we've announced today will help us to keep our momentum going in 1997 and beyond. We'll be more focused, more competitive, more cost-efficient, more capital-efficient, and less vulnerable to business cyclicality. We will seek profitable growth both through internal expansion, such as our $20 million investment in a new microelectronic chemicals plant in Belgium [see separate release], and through selective investment opportunities that relate to our core businesses."

     Headquartered in Norwalk, CT, Olin Corporation is one of the world's leading producers of chemicals, metals, microelectronic materials, sporting and military ammunition, and aerospace products. Olin, which employs approximately 13,000 people, had 1995 sales of $3.2 billion.

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